UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2014

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 19, 2014, CNO Financial Group, Inc. ("CNO" or the "Company") issued a press release announcing that it is seeking to amend its senior secured credit facility to waive the requirement that the net proceeds in excess of $125 million to be received from the sale of Conseco Life Insurance Company ("CLIC") be used to prepay amounts outstanding under CNO’s senior secured credit facility. A copy of CNO’s press release is attached hereto as Exhibit 99.1.

The amendment to the senior secured credit facility will not impact the restrictions set forth in the Indenture for the Company’s 6.375% Senior Secured Notes due 2020 regarding the Company’s use of the proceeds from the sale of CLIC.  Under the Indenture, the net proceeds received by the Company from the sale of CLIC (defined as “Net Available Cash” under the Indenture) may be used to (i) reinvest in or acquire assets to be used in the insurance business or a related business or (ii) repay the senior secured credit facility.  Under the Indenture, any Net Available Cash not so reinvested or applied within 365 days after the closing of the sale of CLIC must be used to make an offer to purchase the outstanding notes at par and, in the interim, may only be invested as set forth in the Indenture.   The Company currently plans to reinvest the cash received from the sale of CLIC in its business including the payment of $28 million to recapture a block of life insurance business from Wilton Reassurance Company.

The information contained in this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01(d).	Financial Statements and Exhibits.

The following material is furnished as an exhibit to this Current Report on Form 8-K:

99.1	Press release of CNO Financial Group, Inc. dated May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: May 19, 2014
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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